UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12
NICHOLAS FINANCIAL, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NICHOLAS FINANCIAL, INC.
Building C
2454 McMullen Booth Road
Clearwater, FL 33759-1343
(727) 726-0763

NOTICE OF ANNUAL GENERAL MEETING

To the Shareholders of Nicholas Financial, Inc:

NOTICE IS HEREBY GIVEN that the 2014 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) will be held at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Tuesday, August 12, 2014, at the hour of 10:00 AM (Clearwater, Florida time) for the following purposes:

1.	to receive the Report of the Directors;

2.	to receive the consolidated financial statements of the Company for its fiscal year ended March 31, 2014 and the report of Dixon Hughes Goodman LLP, the Company’s Independent Auditors, thereon;

3.

to elect two directors to hold office until the 2016 Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified and to elect one director to hold office until the 2017 Annual General Meeting of Shareholders or until his successor is duly elected and qualified;

4.	to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2015;

5.	to consider an advisory vote on compensation for our named executive officers; and

6.	to transact such other business as may properly come before the Meeting.

Accompanying this Notice are a Proxy Statement and Information Circular and Form of Proxy.

Shareholders of record as of the close of business on June 24, 2014 will be entitled to attend and vote at the Meeting, or any adjournment or postponement thereof. A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead.

Your vote is important. If you are unable to attend the Meeting (or any adjournment or postponement thereof) in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes.

The enclosed Form of Proxy is solicited by the Board of Directors of the Company but, as set out in the Notes accompanying the Form of Proxy, you may amend it if you so desire by inserting in the space provided the name of the person you wish to represent you at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual

General Meeting of Shareholders to be Held on August 12, 2014

Pursuant to rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and Information Circular and our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, are available at http://www.materials.proxyvote.com/65373J.

DATED at Clearwater, Florida, July 11, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Katie L. MacGillivary

Corporate Secretary

NICHOLAS FINANCIAL, INC

Building C

2454 McMullen Booth Road

Clearwater, FL 33759-1343

(727) 726-0763

PROXY STATEMENT AND INFORMATION CIRCULAR

AS AT AND DATED JUNE 30, 2014

This Proxy Statement and Information Circular accompanies the Notice of the 2014 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) to be held on Tuesday, August 12, 2014, at 10:00 a.m. (Clearwater, Florida time), at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, and is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at that Meeting and at any adjournment thereof.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the “Annual Report”), together with this Proxy Statement and Information Circular and the accompanying proxy form (“Proxy”), are first being mailed on or about July 11, 2014 to shareholders entitled to vote at the Meeting. Additional copies will be provided without charge upon written request to Katie L. MacGillivary, Corporate Secretary, Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1340. Exhibits filed with our Annual Report on Form 10-K will be provided upon written request, in the same manner noted above.

REVOCABILITY OF PROXY

If the accompanying Proxy is completed, signed and returned, the shares represented thereby will be voted at the Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof. If you would like to obtain directions to attend the Meeting, please contact Katie L. MacGillivary at (727) 726-0763.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Meeting.

If you are a shareholder of record, you also may revoke your proxy at any time before your shares are voted by submitting a duly executed proxy bearing a later date. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy.

PERSONS MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company.

VOTING SHARES AND OWNERSHIP

OF MANAGEMENT AND PRINCIPAL HOLDERS

As of the date of this Proxy Statement and Information Circular, the Company is authorized to issue 50,000,000 Common Shares without par value and 5,000,000 Preference Shares without par value. As of the close of business on June 24, 2014, the record date for determining shareholders entitled to notice of and to vote at the Meeting, there were issued and outstanding 12,273,734 Common Shares and no Preference Shares. At a General Meeting of the Company, on a show of hands, every shareholder present in person and entitled to vote shall have one vote, and on a poll, every shareholder present in person or represented by proxy and entitled to vote shall have one vote for each share of which such shareholder is the registered holder. Shares represented by proxy will only be voted on a poll.

The following table sets forth certain information regarding the beneficial ownership of Common Shares as of June 24, 2014 regarding (i) each of the Company’s directors (including the nominees for re-election as directors), (ii) each of the Company’s executive officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to beneficially own, directly or indirectly, more than 5% of the outstanding Common Shares. Except as otherwise indicated, each of the persons listed below has sole voting and investment power over the shares beneficially owned.

NAME	NUMBER OF SHARES	PERCENTAGE OWNED
Peter L. Vosotas (1) (2)	1,626,596	13.2%
Stephen Bragin (3) (4)	116,828	*
Scott Fink (5) (6)	7,374	*
Alton R. Neal (7) (8)	29,183	*
Ralph T. Finkenbrink (9) (10)	237,503	1.9
Kevin D. Bates (11) (12)	49,400	*
Katie L. MacGillivary (13) (14)	19,000	*
Mahan Family, LLC (15)	652,907	5.3
Southpoint Capital Advisors LLC (16)	1,036,220	8.4
AQR Capital Management, LLC (17)	1,263,231	10.3
All directors and officers as a group (7 persons) (18)	2,085,884	16.7%

* Less than 1%

(1)

Mr. Vosotas’s address is P.O. Box 16057, Clearwater, Florida 33766. Mr. Vosotas retired as President and Chief Executive Officer of the Company effective May 31, 2014, and resigned as Chairman of the Board and a director of the Company on June 25, 2014.

(2)

Includes 376,883 shares owned directly by Mr. Vosotas, 1,162,781 shares held in family trusts over which Mr. Vosotas retains voting and investment power and 4,432 shares held by Mr. Vosotas’s spouse. Also includes 82,500 shares issuable upon the exercise of outstanding stock options, all of which are presently exercisable.

(3)	Mr. Bragin’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(4)	Includes 8,250 shares issuable upon the exercise of outstanding stock options, all of which are presently exercisable.

(5)	Mr. Fink’s business address is 3936 U.S. Highway 19, New Port Richey, Florida 34652.

(6)	Includes 3,333 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(7)	Mr. Neal’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(8)	Includes 3,333 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(9)	Mr. Finkenbrink’s business address is c/o 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(10)	Includes 20,000 shares of restricted stock which will vest on March 31, 2017 and 57,700 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(11)	Mr. Bates’ business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(12)	Includes 12,000 shares of restricted stock which will vest on March 31, 2017 and 26,350 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(13)	Ms. MacGillivary’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(14)	Includes 8,000 shares of restricted stock which will vest on March 31, 2017 and 6,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(15)

Mahan Family, LLC, together with Roger Mahan, Gary Mahan, Nancy Ernst, Kenneth Ernst and Mahan Children, LLC, filed a joint Schedule 13D/A on May 18, 2005. As reported in such Schedule 13D/A, Roger Mahan, Nancy Ernst and Gary Mahan are siblings. Kenneth Ernst is the husband of Nancy Ernst. Mahan Family, LLC is a New Jersey limited liability company of which Roger Mahan, Nancy Ernst and Gary Mahan are equity holders and the sole managers. The principal business address of Mahan Family, LLC is Stonehouse Road, P.O. Box 367, Millington, New Jersey. Mahan Children, LLC is a New Jersey limited liability company of which Roger Mahan, Nancy Ernst and Gary Mahan are the sole equity holders and managers. The principal business address of Mahan Children, LLC is Stonehouse Road, P.O. Box 367, Millington, New Jersey. Based upon information previously provided by the holder, in addition to 652,907 shares currently owned by Mahan Family, LLC, (i) Mahan Children, LLC owns 441,810 shares, (ii) Roger Mahan owns 132,000 shares, (iii) a daughter of Roger Mahan owns 549 shares, (iv) a son of Kenneth and Nancy Ernst owns 660 shares and (v) a son of Gary Mahan owns 660 shares. These shares collectively constitute approximately 10.0% of the Company’s outstanding Common Shares.

(16)

As reported in a joint Schedule 13G/A filed on February 14, 2011, 1,036,220 shares are held by Southpoint Master Fund, LP, a Cayman Islands exempted limited partnership (the “Master Fund”), for which Southpoint Capital Advisors LP, a Delaware limited partnership (“Southpoint Advisors”), serves as the investment manager and Southpoint GP, LP, a Delaware limited partnership (“Southpoint GP”), serves as the general partner. Southpoint Capital Advisors, LLC, a Delaware limited liability company (“Southport CA LLC”), serves as the general partner of Southpoint Advisors, and Southpoint GP, LLC, a Delaware limited liability company, serves as the general partner of Southpoint GP. John S. Clark II serves as managing member of both Southpoint CA LLC and Southpoint GP, LLC. The Master Fund, Southpoint CA LLC, Southpoint GP, LLC, Southpoint GP, Southpoint Advisors and John S. Clark II have the shared power to vote and dispose of the 1,036,220 shares. The principal business address of the foregoing persons is 623 Fifth Avenue, Suite 2601, New York, New York 10022.

(17)

The principal business address of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830. As reported in a Schedule 13G filed on June 9, 2014, AQR Capital Management, LLC has shared power to vote and dispose of all 1,263,231 shares.

(18)

Includes an aggregate of 187,466 shares issuable upon the exercise of outstanding stock options exercisable within 60 days. Also includes 1,626,596 Common Shares beneficially owned by Mr. Vosotas, who is no longer a director or executive officer of the Company. See Note (2) above.

The Board of Directors has determined that all shareholders of record as of the close of business on June 24, 2014 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. Those shareholders so desiring may be represented by proxy at the Meeting. The Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, Computershare Investor Services, Inc., 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, or at the Corporate Headquarters of the Company at Building C, 2454 McMullen Booth Road, Clearwater, Florida 33759-1343 not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Articles provide that a quorum is present if two or more shareholders of the Company are present in person (or represented by proxy) holding an aggregate of at least 33-1/3% of the total issued and outstanding shares of the Company as of the Record Date for the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. The vote required for each proposal set forth herein, including the election of directors, is set forth under the discussion herein of such proposal.

Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Except as indicated below in connection with the election of directors and the advisory vote on the frequency of the advisory vote on compensation of our named executive officers, where no instructions are indicated signed Proxies will be voted FOR each proposal listed in the Notice of the Meeting as set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so.

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc., then you are a “shareholder of record.” This Proxy Statement and Information Circular and related materials have been provided directly to you by the Company. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by Internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The Proxy Statement and Information Circular and accompanying materials have been forwarded to you by that institution. If you complete and properly sign the accompanying Proxy and return it in the enclosed envelope, or follow the instructions on the Proxy for voting by Internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

If you are a shareholder of record and attend the Meeting, you may vote in person by ballot at the Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Meeting. If you are a shareholder of record, then you may opt to deliver your completed Proxy in person at the Meeting.

You will receive separate Proxies when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each Proxy you receive or follow the Internet instructions on each card. The instructions on each Proxy may differ. Be sure to follow the instructions on each card.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors recommends each of the nominees set forth below for election as a Director and urges each shareholder to vote “FOR” each of the nominees. Proxies in the accompanying form will be voted at the Meeting, unless authority to do so is withheld, in favor of the election as a Director of each of the nominees named below. Brokers or other nominees who hold shares for a Non-Registered Holder no longer have the discretionary authority to vote uninstructed shares in the election of directors.

The Company’s Board of Directors currently consists of five members divided into three classes, with the members of each class serving three-year terms expiring at the third Annual General Meeting of Shareholders after their election. The Company’s Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated: (i) each of Ralph T. Finkenbrink and Kevin D. Bates to stand for re-election as a Director at the Meeting, to hold office for a remaining term of two years expiring at the 2016 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified; and (ii) Stephen Bragin to stand for re-election as a Director of the Meeting, to hold office for a term of three years expiring at the 2017 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified. No other person has been nominated by the Board to stand for election as a director at the Meeting. Assuming a quorum is present, the election of each of Messrs. Finkenbrink, Bates and Bragin as a Director requires that a plurality of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of his election. (Please note that brokers or other nominees who hold shares for you no longer have the discretionary authority to vote your uninstructed shares in the election of directors.) In the event Mr. Finkenbrink, Mr. Bates, or Mr. Bragin is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that any of the foregoing nominees will be unavailable, or if elected, will decline to serve. Messrs. Finkenbrink, Bates and Bragin are residents of the United States. Certain information is set forth below for each of the nominees for Director, as well as for each Director whose term of office will continue after the Meeting.

NOMINEES FOR DIRECTOR — TERM TO EXPIRE 2016

Name	Age	Principal Occupation And Other Information

Ralph T. Finkenbrink	53

Mr. Finkenbrink has served as President and Chief Executive Office of the Company since May 31, 2014, and as Chairman of the Board since July 1, 2014. He has served as a Director of the Company since 2002. Mr. Finkenbrink previously served as Senior Vice President, Chief Financial Officer and Secretary of the Company from 1997 through May 2014 and Vice President – Finance of the Company from 1992 to July 1997. He joined the Company in 1988 and served as Controller of Nicholas Financial and NDS until 1992. Prior to joining the Company, Mr. Finkenbrink was a staff accountant for MBI, Inc. from January 1984 to March 1985 and Inventory Control Manager for the Dress Barn, Inc. from March 1985 to December 1987. Mr. Finkenbrink received his Bachelor of Science Degree in Accounting from Mount St. Mary’s University in Emmitsburg, Maryland.

Mr. Finkenbrink has been with the Company for 27 years, serving in various senior executive capacities for 23 years. Given his lengthy tenure with the Company, Mr. Finkenbrink brings the continuity of mission and values on which the Company was established. He also brings valuable operational and financial analytical skills and experience, as well as industry knowledge, to the Board. This led to the conclusion that he should continue to serve as a Director of our Company.

Kevin D. Bates	44

Mr. Bates was elected as a Director of the Company on July 1, 2014 and has served as Senior Vice President – Branch Operations of the Company since May 31, 2014. He has been employed by the Company in various capacities since April 1, 1997, most recently as Vice President of Marketing from June 2011 through May 2014 and Regional Vice President from April 2009 through May 2014. During his more than 17-year tenure with the Company, Mr. Bates also previously served as Branch Manager and Regional Director of the Company. Mr. Bates received his B.S. degree in Business Management from St. Bonaventure University in 1993.

Given his lengthy tenure with the Company, Mr. Bates provides the Board with information gained from hands-on management of Company operations, helping to identify near-term and long-term goals, challenges and opportunities. This led to the conclusion that he should continue to serve as a Director of our Company.

NOMINEE FOR DIRECTOR — TERM TO EXPIRE 2017

Name	Age	Principal Occupation And Other Information

Stephen Bragin	84

Mr. Bragin has served as a Director of the Company since February 10, 1999. Mr. Bragin is currently the Vice President, Treasurer and a member of the Board of Directors of Curlew Hills Memory Gardens. He is the retired Regional Development Director at the University of South Florida. Mr. Bragin is also a former principal and Vice President (retired) of David Bilgore & Company and a former member of the Board of Directors of Interest Bank. He served in the U.S. Army and is a Korean War veteran. Mr. Bragin received his Bachelor of Science degree from the University of Pennsylvania (Wharton School).

Mr. Bragin has served on the Company’s Board for over a decade, supporting institutional continuity with Company and industry knowledge accumulated through all phases of industry and economic cycles, and through the Company’s expansion over that period. Mr. Bragin’s diverse and considerable experience allows him to bring to the Board significant leadership skills, as well as a diversity of viewpoint in judgment. This led to the conclusion that he should serve as a Director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2015

Name	Age	Principal Occupation And Other Information

Scott Fink	53

Mr. Fink has served as a Director of the Company since August 11, 2004. In 2001, Mr. Fink was awarded the Hyundai of New Port Richey, Florida dealership, where he is currently President and Owner. He has since opened three additional automobile franchises in the Tampa Bay area – Hyundai, Mazda and Chevrolet of Wesley Chapel. In 1998, Mr. Fink formed S&T Collision Centers, which currently operates out of locations in Clearwater and Brandon, Florida. Prior to 1998, Mr. Fink owned and operated a Toyota and a Mitsubishi Dealership in Clearwater, Florida. Mr. Fink also previously worked for Ford Motor Company in various management positions. Mr. Fink received his Bachelor of Science degree in Accounting from Wagner College, Staten Island, New York.

Given his extensive business experience Mr. Fink brings a unique combination of leadership, financial and business analytical skills and acute business judgment to the Board. This led to the conclusion that he should serve as a Director of our Company.

Alton R. Neal	68

Mr. Neal has served as a Director of the Company since May 17, 2000. He retired from the private practice of law at the end of 2008. He had been in private practice since 1975 and had been a partner with the firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, Tampa, Florida, since 1999. From 1994 until 1999, he was a partner in the firm of Forlizzo & Neal. Mr. Neal also previously served as a Vice President – Corporate Finance for Raymond James & Associates, Inc. and worked at Lever Brothers in New York, New York. Mr. Neal received his Bachelor of Science degree in Accounting from Lipscomb University and received his Juris Doctor degree from Emory University.

Mr. Neal has served on the Company’s Board for more than a decade, supporting institutional continuity with Company and industry knowledge accumulated through all phases of industry and economic cycles, and through the Company’s expansion over that period. He also brings considerable legal and transactional skills to the Board, including experience with SEC filings and other securities law matters. This led to the conclusion that he should serve as a Director of our Company.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors and Audit Committee recommend the ratification of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2015, and urge each shareholder to vote “FOR” such proposal. Executed and unmarked proxies in the accompanying form will be voted at the Meeting in favor of such proposal.

During the fiscal year ended March 31, 2014, the Company engaged Dixon Hughes Goodman LLP to provide certain audit services, including the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in the Company’s Forms 10-Q, services performed in connection with filing this Proxy Statement and Information Circular and the Annual Report on Form 10-K by the Company with the U. S. Securities and Exchange Commission (“SEC”), attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. Dixon Hughes Goodman LLP has acted as the independent registered public accounting firm for the Company since December 31, 2003.

The Audit Committee has appointed Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2015, and the Board of Directors and Audit Committee propose the ratification of such appointment. If our shareholders do not ratify the appointment of Dixon Hughes Goodman LLP at the Meeting, then the Audit Committee will reconsider its selection of Dixon Hughes Goodman LLP. No representative of Dixon Hughes Goodman LLP will be present at the Company’s Annual General Meeting or available at the Meeting to answer any questions or make any statements with respect to the Company.

Vote Required

Assuming a quorum is present, approval of the ratification of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2015 requires that a majority of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

Fees for Audit and Non-Audit Related Matters

The fees charged by Dixon Hughes Goodman LLP for professional services rendered to the Company in connection with all audit and non-audit related matters were as follows:

	Fiscal Year Ended March 31,
	2014	2013

Audit Fees (1)	$373,000	$347,000

Audit Related Fees (2)	$ 49,957	$ 18,000

Tax Fees (3)	$ 43,750	$ 60,390

All Other Fees	None	None

(1)

Audit fees consist of fees for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting and reviews of the Company’s condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)

Audit related fees for the fiscal year ended March 31, 2013 consisted primarily of fees for the audit of the Company’s retirement plan. Audit related fees for the fiscal year ended March 31, 2014 also included (a) fees for workpaper access provided in connection with third-party due diligence relating to a proposed acquisition of the Company and (b) professional services rendered in connection with related filings with the SEC and consents to incorporate audit reports in such SEC filings.

(3)	Fees incurred were for income tax return preparation and other compliance services.

The Audit Committee has concluded that Dixon Hughes Goodman LLP’s provision of the services described above is compatible with maintaining Dixon Hughes Goodman LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by the Company’s independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During each of the fiscal years ended March 31, 2014 and 2013, respectively, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3:  ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Executive Compensation Discussion And Analysis section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. Abstentions and broker nonvotes will not be counted for purposes of determining whether a majority of votes has been cast in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the compensation, unless a shareholder specifies otherwise.

Under legislation that Congress enacted in 2010, our shareholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Nominating/Corporate Governance Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation philosophy emphasizes pay for performance. The goal is to prove an opportunity for total compensation that is competitive and sufficient to attract and retain executives and is reflective of our overall executive compensation philosophy which is designed to:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

We describe the individual elements that make up our total compensation more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement and Information Circular. We believe our executive compensation programs are structured to support the Company and its business objectives.

Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the approval of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis section, compensation tables and narrative discussion.

Vote Required

Assuming a quorum is present, approval of the compensation of our named executive officers requires that a majority of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

The Company has not adopted a formal policy that each Director must attend each annual general meeting of shareholders, although Directors are encouraged to do so. The Company expects all members of the Board to attend the Meeting barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2012 Annual General Meeting of Shareholders. The Company did not hold an Annual General Meeting in 2013. During the Company’s fiscal year ended March 31, 2014, there were 23 meetings of the Board, and each incumbent Director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which he served.

The Board of Directors of the Company has the standing committees listed below.

Audit Committee. The Board of Directors has established an Audit Committee. From April 1, 2004 until June 30, 2005, the Audit Committee was comprised of two members, namely Messrs. Neal (Chair) and Bragin. Effective June 30, 2005, the size of the Audit Committee was expanded from two to three members, and Mr. Fink was added to the Audit Committee. The Audit Committee held five meetings during the fiscal year ended March 31, 2014. The Board has determined that Messrs. Neal, Bragin and Fink satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ Global Select Market listing standards. The Board also has determined that Mr. Fink qualifies as an audit committee financial expert as defined under these rules and listing standards.

The Audit Committee assists the Board of Directors with its responsibilities by (A) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and (B) monitoring (i) the Company’s compliance with legal, risk management and regulatory requirements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s audit function and independent auditors, and (iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to its policies and compliance with legal requirements.

The Audit Committee: has sole responsibility to retain and terminate the Company’s independent auditors, subject to shareholder ratification; has sole authority to pre-approve all audit and non-audit services performed by the Company’s independent auditors and the fees and terms of each engagement; reviews the scope and results of each annual internal audit; and reviews the Company’s audited consolidated financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies. The Audit Committee is governed by a written charter, which sets forth the specific functions and responsibilities of the Audit Committee. A copy of the current Audit Committee charter is included as Appendix A to this Proxy Statement and Information Circular. The Audit Committee charter is not currently available on the Company’s web site.

Compensation Committee. On June 30, 2005, the Board of Directors established a Compensation Committee, which is comprised of three directors, namely Messrs. Bragin, Fink and Neal (Chair). The Compensation Committee held two meetings during the fiscal year ended March 31, 2014. The Board has determined that Messrs. Bragin, Fink and Neal satisfy the independence requirements of current NASDAQ Global Select Market listing standards.

The principal responsibilities of the Compensation Committee are to evaluate the performance and approve the compensation of the Company’s Chief Executive Officer and other executive officers; prepare an annual report on executive compensation for inclusion in proxy statements of the Company; and oversee the Company’s compensation and benefit plans for key employees and non-employee directors.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of these goals and objectives and establishes his compensation levels based on its evaluation. This Committee is also responsible for administration of the Nicholas Financial, Inc. Equity Incentive Plan, the Nicholas Financial, Inc. Employee Stock Option Plan and the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan. The specific functions and responsibilities of the Compensation Committee are set forth in its written charter. A copy of the current Compensation Committee charter is included as Appendix B to this Proxy Statement and Information Circular. The Compensation Committee charter is not currently available on the Company’s web site.

Nominating/Corporate Governance Committee. On June 30, 2005, the Board of Directors established a Nominating/Corporate Governance Committee, which is comprised of two directors, namely Messrs. Bragin and Neal. The Nominating/Corporate Governance Committee held one meeting during the fiscal year ended March 31, 2014. The Board has determined that Messrs. Bragin and Neal satisfy the independence requirements of current NASDAQ Global Select Market listing standards. The Nominating/Corporate Governance Committee is governed by a written charter, which will be reviewed on an annual basis. A copy of the current Nominating/Corporate Governance Committee charter is included as Appendix C to this Proxy Statement and Information Circular. The Nominating/Corporate Governance Committee charter is not currently available on the Company’s web site.

The principal functions of the Nominating/Corporate Governance Committee are to: identify, consider and recommend to the Board qualified director nominees for election at the Company’s annual meeting; review and make recommendations on matters involving the general operation of the Board and its committees and recommend to the Board nominees for each committee of the Board; and develop and recommend to the Board the adoption and appropriate revision of the Company’s corporate governance practices.

Nominations of Directors

The entire Board by majority vote selects the Director nominees to stand for election at the Company’s annual general meetings of shareholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating/Corporate Governance Committee. In selecting nominees to recommend to the Board to stand for election as Directors, the Nominating/Corporate Governance Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. While the Nominating/Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate Director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for Director nominees. Specifically, the Company’s Corporate Governance Policies provide that the selection of potential directors should be based on all factors the Nominating/Corporate Governance Committee and the Board consider appropriate, which include issues of diversity, age, background and training, business or administrative experience or skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. To this end, the Nominating/Corporate Governance Committee believes that the following minimum qualifications must be met by a Director nominee to be recommended to stand for election as Director:

•	Each Director must display high personal and professional ethics, integrity and values.

•	Each Director must have the ability to exercise sound business judgment.

•

Each Director must be highly accomplished in his or her respective field, with broad experience at the executive or policy-making level in business, government, education, technology or public interest.

•	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each Director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each Director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Nominating/Corporate Governance Committee may use various sources for identifying and evaluating nominees for Directors, including referrals from the Company’s current Directors, management and shareholders. The Nominating/Corporate Governance Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating/Corporate Governance Committee to be potential nominees, one or more members of the Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet with the full Committee, which will conduct a personal interview with the candidate. During the interview, the Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Committee as a result of the Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Pursuant to the Nominating/Corporate Governance Committee charter, the Committee will investigate and consider shareholder recommendations for Director nominations submitted in writing by a shareholder (or group of shareholders) owning 5% or more of the Company’s outstanding Common Shares for at least one year. Recommendations for Director nominees to be considered by the Nominating/Corporate Governance Committee, including recommendations from shareholders of the Company, should be sent in writing, together with a description of each proposed nominee’s qualifications and other relevant biographical information concerning such proposed nominee, to the Nominating/Corporate Governance Committee of the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters, and must be received at least 120 days prior to the anniversary date of the release of the proxy statement relating to the prior year’s Annual General Meeting of Shareholders.

Leadership Structure and Role in Risk Oversight

Mr. Vosotas, the founder of the Company, served as both our Chief Executive Officer, or CEO, and Chairman of the Board from the Company’s inception in 1985 until May 31, 2014. From May 31, 2014 until Mr. Vosotas’ resignation as Chairman of the Board on June 25, 2014, Ralph T. Finkenbrink served as our President and CEO and Mr. Vosotas served as our Chairman of the Board. Since July 1, 2014, Mr. Finkenbrink has served as both our Chief Executive Officer, or CEO, and Chairman of the Board. Our Board does not have a policy on whether or not the roles of CEO and chairman should be separate; indeed, the Board has the authority to choose its chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and chairman in the same person or in two different individuals, depending upon what it believes is in the best interests of the Company. Our Board currently believes that Mr. Finkenbrink is best qualified to serve as both our Chairman and CEO, given his long history with our Company, his ownership interest in the Company and the current size of both the Company and our Board.

Our Board, and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our CEO and Chief Financial Officer, with input as appropriate from other appropriate management members, reports and provides relevant information directly to either our Board and/or the Audit Committee on various types of identified material financial, reputational, legal and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board’s and Audit Committee’s roles in our risk oversight process have not affected our Board leadership structure.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Nicholas Financial, Inc., Attention: Board of Directors (or the individual Director(s)), Building C, 2454 McMullen Booth Road, Clearwater, Florida 33759. Such communications will be delivered directly to the appropriate Director(s).

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the Company’s Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the Company’s Independent Auditors matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by Rule 3526 of the Public Company Accounting Standards Board, as currently in effect, and the Audit Committee discussed with the Independent Auditors that firm’s independence and considered the compatibility of nonaudit services with the Independent Auditors’ independence.

The Committee discussed with the Company’s Independent Auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the fiscal year ended March 31, 2014.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for filing with the Commission. The Committee and the Board have also recommended, subject to shareholder approval, the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2015.

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

Alton R. Neal, Audit Committee Chair

Scott Fink, Audit Committee Member

Stephen Bragin, Audit Committee Member

June 16, 2014

EXECUTIVE OFFICERS AND COMPENSATION

The Company currently has three (3) executive officers: Ralph T. Finkenbrink, President and Chief Executive Officer; Kevin D. Bates, Senior Vice President – Branch Operations; and Katie MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary. For additional information regarding Messrs. Finkenbrink and Bates, see “Proposal 1: Election of Directors” above.

Ms. MacGillivary, age 35, joined the Company as Controller in April 2010 and has also served as Vice President – Finance since May 2012. Prior to joining the Company, Ms. MacGillivary served as the controller for Harden & Associates, an insurance and risk management provider in Jacksonville, Florida, from January 2009 to April 2010. Prior to 2009, she held several accounting positions with TECO Energy, Inc. in Tampa, Florida, and worked as an auditor at Ernst & Young LLP. Ms. MacGillivary received her B.S. degree in Accounting from the University of Central Florida in 2002 and her M.B.A. degree from the University of Florida in 2008. She is a Certified Public Accountant licensed to practice in the State of Florida.

Executive Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

The primary objectives of the Compensation Committee of the Company’s Board of Directors with respect to executive compensation are to attract, motivate and retain the best executive talent available and to align the Company’s executive compensation structure with shareholder value creation. More specifically, the Compensation Committee believes that executive compensation should:

¿

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

¿	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

¿	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

¿	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

Role of the Compensation Committee

The Compensation Committee is responsible for:

¿	evaluating the performance and determining and approving the compensation of the Company’s executive officers, including the Chief Executive Officer (the “CEO”); and

¿	overseeing the Company’s compensation and benefit plans for key employees and non-employee directors, including the Company’s equity plans.

Through this process, the Committee reviews and determines all aspects of compensation for the Named Executive Officers (as defined below) of the Company. The Named Executive Officers of the Company for the fiscal year ended March 31, 2014 and for the first two months of the fiscal year ending March 31, 2015 were: Peter L. Vosotas, Chairman of the Board, CEO and President; and Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Secretary. The Named Executive Officers of the Company since May 31, 2014 are: Ralph T. Finkenbrink, President and CEO; Kevin D. Bates, Senior Vice President – Branch Operations; and Katie L. MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary.

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and monitoring adherence to the Company’s compensation programs. When setting executive compensation, the Compensation Committee applies a consistent approach for all Named Executive Officers. It intends that the combination of elements of executive compensation closely align the executives’ interest with those of the Company’s shareholders. Target total compensation is comprised of base salary, annual cash bonus and long-term incentive compensation in the form of equity grants. The Compensation Committee generally reviews and adjusts executive target total compensation levels annually in February and March of each year. Given the senior management changes effective May 31, 2014, however, the review and adjustment of executive target compensation levels for fiscal year 2015 was completed in June, 2014. Neither the Board of Directors nor the Compensation Committee has retained any independent compensation consultants since 2007.

The Compensation Committee currently initiates the compensation process, seeking input and information from the CEO and the full Board of Directors before finalizing any salary increases, employment contracts, bonus plans or long-term incentive equity awards for Named Executive Officers. In considering the appropriate compensation for each of the Named Executive Officers, the Compensation Committee takes into consideration, among other things, the CEO’s recommendations, the executive pay for executive officers in comparable positions for companies in the Company’s peer group, the level of inherent risk associated with the position, the specific circumstances of the executive, and the advisory votes of the Company’s shareholders with respect to the compensation of the Named Executive Officer for prior fiscal years. The Compensation Committee approves the base salary, annual cash bonus and long-term incentive equity awards for the CEO and for each Named Executive Officer below the CEO level.

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other Named Executive Officer’s compensation, including base salary, annual cash bonus, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations for severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared affixing dollar amounts under the various payout scenarios for the CEO and the other Named Executive Officer and was reviewed by the Compensation Committee.

Compensation Components

The Company’s executive compensation program currently consists of three key elements: base salary, annual incentive bonus and long-term equity compensation.

Base Salary. The Compensation Committee establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The annual base salaries for Mr. Vosotas, the Company’s recently retired CEO, and Mr. Finkenbrink, the Company’s former Chief Financial Officer and current CEO, for the fiscal year ended March 31, 2014 (“Fiscal 2014”), and for the two months ended May 31, 2014, were $360,000 and $250,000, respectively. The current annual base salaries for Mr. Finkenbrink, the Company’s current CEO, Mr. Bates the Company’s current Senior Vice President – Branch Operations, and Ms. MacGillivary, the Company’s current Chief Financial Officer, for the fiscal year ending March 31, 2015 (“Fiscal 2015”) are $325,000, $225,000 and $150,000, respectively. The Compensation Committee believes that the current base salaries of the Company’s Named Executive Officers are generally competitive at the median salary ranges observed at comparable companies.

Annual Incentive Bonus. Annual cash incentive bonuses are intended to compensate the Named Executive Officers for achieving the Company’s annual financial goals.

For Fiscal 2014, the Company had in effect an annual incentive bonus program for each of its Named Executive Officers. In addition to his annual base salary, each Named Executive Officer was entitled to receive cash bonuses for Fiscal 2014 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the Named Executive Officers based upon meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2013)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink

3%	$20,000	$15,000
5% or above	$40,000	$30,000

*A prorated cash bonus was payable to each Named Executive Officer in the event revenue growth was between the 3% and 5% targets.

Operating Income Growth Target (% Increase Over Fiscal 2013)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink

5%	$20,000	$15,000
10% or above	$40,000	$30,000

*A prorated cash bonus was payable to each Named Executive Officer in the event operating income growth was between the 5% and 10% targets.

Pursuant to the foregoing program, neither Mr. Vosotas nor Mr. Finkenbrink received any cash bonuses for Fiscal 2014.

In addition to his or her annual base salary, each of the current Named Executive Officers may receive cash bonuses for Fiscal 2015 at the discretion of the Compensation Committee of the Company’s Board of Directors. In determining such bonuses, if any, the Compensation Committee will consider various factors it deems appropriate, such as (without limitation) profitability, portfolio growth, branch expansion, and competitive circumstances. The Compensation Committee awarded Mr. Finkenbrink a $25,000 cash bonus in connection with his becoming President and CEO of the Company and entering into an amended and restated employment agreement to reflect, among other things, the change in his position. The Compensation Committee believed this bonus was appropriate to recognize Mr. Finkenbrink’s increased responsibilities in his new positions.

Long-Term Equity Compensation. The Compensation Committee believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions. The Company currently maintains two long-term equity incentive plans for executive officers – the Nicholas Financial, Inc. Equity Incentive Plan (the “Equity Plan”) and the Nicholas Financial, Inc. Employee Stock Option Plan (the “Employee Plan”). The Employee Plan was terminated on August 9, 2006, and no new awards will be granted under such plan, although stock options granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

The Compensation Committee may grant awards under the Equity Plan to any officer (including the Named Executive Officers) or other salaried key employee of the Company or its affiliates. As of the Record Date, there were approximately five officers and 121 other salaried key employees (not including officers) eligible to participate in the Equity Plan.

Neither of the Company’s Named Executive Officers received any equity awards for Fiscal 2014. The Company’s current Named Executive Officers received the following equity awards under the Equity Plan as part of the Fiscal 2015 incentive bonus program: (i) on June 13,

2014, Mr. Finkenbrink was awarded 20,000 shares of restricted stock, which shares will vest on March 31, 2017; (ii) on June 13, 2014, Mr. Finkenbrink was granted options to purchase 40,000 Common Shares, which options will vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024; (iii) on June 13, 2014, Mr. Bates was awarded 12,000 shares of restricted stock, which shares will vest on March 31, 2017; (iv) on June 13, 2014, Mr. Bates was granted options to purchase 25,000 Common Shares, which options will vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024; (v) on June 13, 2014, Ms. MacGillivary was awarded 8,000 shares of restricted stock, which shares will vest on March 31, 2017; and (vi) on June 13, 2014, Ms. MacGillivary was granted options to purchase 15,000 Common Shares, which options will vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024.

The Company cannot currently determine the number or type of additional awards that may be granted to eligible participants under the Equity Plan in the future. Such determinations will be made from time to time by the Compensation Committee (or Board).

Change in Control

The Company has change in control provisions in its employment agreements with two of its current Named Executive Officers (Messrs. Finkenbrink and Bates), the Equity Plan and the Employee Plan. The Company has no additional change in control contracts or arrangements with any of the Named Executive Officers. The current employment agreements with these two Named Executive Officers were entered into on June 30, 2014. For further information regarding these employment agreements, see “Potential Payments Upon Termination or a Change-in-Control” beginning on page 30 and “Summary of Employment Agreements With Named Executive Officers” beginning on page 36.

The change in control provisions in the plans and the employment agreements are designed to make a change in control transaction neutral to the economic interests of employees that might be involved in considering such a transaction. The employees subject to these provisions would likely not be in a position to influence the Company’s performance after a change in control or may not be in a position to earn their incentive awards or vest in their equity awards after a change in control. Thus, the provisions are meant to encourage employees that may be involved in considering a change in control transaction to act in the interests of the Company’s shareholders rather than their own interests.

The change in control provisions in the employment agreements with Named Executive Officers are described starting on page 30 under “Potential Payments Upon Termination or a Change-In-Control.” Generally, the Company’s equity compensation plans provide that restricted stock will vest in full, and options to purchase Common Shares will become immediately exercisable, either upon a change in control or upon termination of employment within one year after a change in control. The Compensation Committee believes that the provisions provided for under both our employment agreements and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change in control even if he is not terminated. Our equity compensation plans provide, however, that the Compensation Committee may determine in advance of the change in control event that the provisions would not apply and therefore no accelerated vesting would occur.

Other Compensation

Consistent with the Compensation Committee’s pay-for-performance compensation philosophy, the Company intends to continue to maintain modest executive benefits and perquisites for executive officers; however, the Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Compensation Committee believes these benefits and perquisites are currently at or below median competitive levels for companies in the Company’s peer group. The Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives or employees.

The following table generally illustrates the benefit plans and perquisites that the Company does and does not provide and identifies those employees who may be eligible to receive them. Perquisites for the Named Executive Officers are detailed within the footnotes of the summary compensation table.

Perquisites and Employee Benefits	Executive Officers	Full-Time Employees
401(k) Plan (1)	✓	✓
Medical/Dental Plans (2)	✓	✓
Life Insurance (3)	✓	✓
Long Term Disability Plan (4)	✓	✓
Short Term Disability Plan (5)	✓	✓
Company Paid Trips (6)	✓	✓
Company Owned Vehicle (7)	✓	✓
Club Memberships (8)	✓	Not Offered
Change in Control and Severance Plan (9)	✓	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered

(1)	Eligible employees, including the Company’s executive officers, are able to participate in the Company’s 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of the Company and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of one year of service. Participants can contribute up to 60% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. Neither the Company nor any of its subsidiaries made any matching contributions in Fiscal 2014; the Company has not yet determined whether it will make any matching contributions in Fiscal 2015.

(2)	The Company provides medical insurance coverage for all of its full-time employees, including the Named Executive Officers. The Company pays 80% of the applicable premium and the employee pays the remaining 20% of the premium. Employees electing dependent coverage are responsible for 100% of the premium, less a $100 Company contribution if the employee elects coverage for either a spouse or one or more children, or a $250 Company contribution if the employee elects coverage for both a spouse and one or more children. Dental coverage is offered to all full-time employees. The Company pays 50% of the applicable premium and the employee pays the remaining 50% of the premium.

(3)	The Company provides all full-time employees, including the Named Executive Officers, with a $10,000 term life insurance policy. The premium for this coverage is paid entirely by the Company.

(4)	The Company provides all full-time employees, including the Named Executive Officers, long-term disability insurance with a monthly benefit in the amount of 60% of monthly salary up to a maximum of $10,000 per month. The premium for this coverage is paid entirely by the Company after one year of employment with the Company.

(5)	The Company offers short-term disability insurance coverage to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.

(6)	The Company maintains an annual sales contest that rewards certain employees with a trip at Company expense. The CEO participates in this program.

(7)	The Company provides a Company vehicle to the Named Executive Officers. The Company also provides Company vehicles to its branch managers, regional managers and other key personnel.

(8)	The Company covers certain country club membership costs for the Named Executive Officers.

(9)	The Company’s employment agreements with the Named Executive Officers provide for certain change in control and severance benefits as described elsewhere in this Proxy Statement and Information Circular.

Policy Regarding Retroactive Adjustments

Section 304 of the Sarbanes-Oxley Act of 2002 authorizes a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Compensation Committee does not otherwise have a formal policy regarding whether the Committee will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the individual executive to the extent permitted by applicable law.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction of annual compensation paid to the Named Executive Officers to $1 million per employee, unless the compensation meets certain specific requirements to qualify as performance-based compensation. The Compensation Committee has considered the Company’s ability to deduct from taxable income certain performance based compensation under Section 162(m) of the Code. At the current compensation levels in effect for the Named Executive Officers, tax deductibility under Section 162(m) was not a determinative factor in the design of the Company’s compensation program.

Section 280G of the Code limits the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Section 280G) paid in connection with a change in control transaction, and Section 4999 of the Code imposes excise taxes on certain executives who receive “excess parachute payments.” The Compensation Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including the Company’s Named Executive Officers.

Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for grants under its long term equity incentive plans in its financial statements. The Compensation Committee takes into consideration the accounting treatment under Financial Accounting Standards Board (“FASB”)

Accounting Standards Classification (“ASC”) Topic 718, “Stock Compensation” (formerly, FAS 123(R)) (“ASC Topic 718”), when determining the types of and value of grants under its long term equity incentive plans for all employees, including the Company’s Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to the Company’s employees.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing “Executive Compensation Discussion and Analysis” with management of the Company and, based upon such review and discussion, has recommended to the Board that the “Executive Compensation Discussion and Analysis” be included in this Proxy Statement and Information Circular for incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

Alton R. Neal, Compensation Committee Chair

Scott Fink, Compensation Committee Member

Stephen Bragin, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2014, the Compensation Committee was comprised of Messrs. Neal, Fink and Bragin, none of whom is, or ever has been, an employee or officer of the Company or any of its subsidiaries. During the fiscal year ended March 31, 2014, none of the Named Executive Officers of the Company served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on the Board of Directors and/or Compensation Committee of the Company.

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (i) the dollar value of base salary and bonus earned during each of the fiscal years ended March 31, 2014, 2013 and 2012, respectively; (ii) the aggregate grant date fair value of stock and option awards granted during each of such fiscal years, computed in accordance with ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted during each of such fiscal years under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during each of such fiscal years; (v) all other compensation for each of such fiscal years; and (vi) the dollar value of total compensation for each of such fiscal years.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Peter L. Vosotas	2014	$360,000	--	--	--	--	--	$ 13,208 (1)	$373,208
Chairman of the Board, Chief	2013	$360,000	--	$530,800 (2)	--	$26,111	--	$13,208 (3)	$930,119
Executive Officer and	2012	$360,000	--	--	--	$55,800	--	$14,450 (5)	$430,250
President (4)

Ralph T. Finkenbrink	2014	$250,000	--	--	--	--	--	$9,475 (6)	$259,475
Senior Vice President, Chief	2013	$250,000	--	$199,050 (7)	--	$19,584	--	$9,475 (8)	$478,109
Financial Officer and	2012	$250,000	--	$ 64,800 (10)	--	$44,400	--	$7,275 (11)	$366,475
Secretary (9)

Note:  All of the above compensation amounts are expressed in U.S. Dollars

(1)	Includes payment of club membership dues ($8,115) and personal use of Company-provided vehicle ($5,093).

(2)

Value of 20,000 restricted shares granted pursuant to the Equity Plan on May 8, 2012 and 20,000 performance shares (subject to the base operating income and revenue targets associated with Mr. Vosotas’s Fiscal 2013 cash bonus program described above) awarded pursuant to the Equity Plan on May 8, 2012. These shares are valued at $13.27/share – the closing price on the date of grant. Based upon the Company’s financial results for Fiscal 2013, Mr. Vosotas actually received 10,000 of the possible 20,000 performance shares. These shares had a value of $132,700 based upon the grant date price of $13.27/share. For more information on the valuation of share-based awards see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(3)	Includes payment of club membership dues ($8,115), and personal use of Company-provided vehicle ($5,093).

(4)	Mr. Vosotas retired as President and Chief Executive Officer of the Company effective May 31, 2014.

(5)	Includes payment of club membership dues ($7,117), personal use of Company-provided vehicle ($5,093) and sales incentive trip ($2,240).

(6)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,475) and sales incentive trip ($2,200).

(7)

Value of 15,000 restricted shares granted pursuant to the Equity Plan on May 8, 2012. These shares are valued at $13.27 – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(8)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,475) and sales incentive trip ($2,200).

(9)	Mr. Finkenbrink became President and Chief Executive Officer of the Company effective May 31, 2014.

(10)

Value of 5,000 restricted shares granted pursuant to the Equity Plan on May 9, 2011. These shares are valued at $12.96/share – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 8 to the Company’s consolidated financial statement included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

(11)	Includes payment of club membership dues ($4,800) and personal use of Company-provided vehicle ($2,475).

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were made to the Named Executive Officers during the fiscal year ended March 31, 2014 including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during such fiscal year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition as such term is defined by ASC Topic 718. Non-equity incentive plan awards are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c) (1)	Target ($) (d) (1)	Maximum ($) (e) (1)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Peter L. Vosotas Chairman of the Board, Chief Executive Officer and President	3/14/13 (2)	$20,000	$60,000	$80,000

Ralph T. Finkenbrink Senior Vice President, Chief Financial Officers and Secretary	3/14/13 (2)	$15,000	$45,000	$ 60,000

(1)

On March 14, 2013, the Compensation Committee approved cash incentive bonus plans for the Named Executive Officers relating to the Company’s performance for the fiscal year ending March 31, 2014. Under these plans, each Named Executive Officer had the potential to earn the estimated future cash payouts that are disclosed above during the fiscal year ended March 31, 2014. Pursuant to such plans, neither Mr. Vosotas nor Mr. Finkenbrink ultimately received any cash bonuses. We include further details regarding these plans, including information on performance criteria, under the caption “Executive Compensation Discussion and Analysis – Compensation Components” beginning on page 21.

(2)	The date on which the Compensation Committee took action to approve such annual cash incentive bonus plans was March 14, 2013.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For the fiscal year ended March 31, 2014, we maintained the following executive compensation programs for our Named Executive Officers:

•	Base salary

•	Annual cash incentive bonus compensation

•	Equity-based awards

•	Limited perquisites, such as an automobile and payment of club dues

•	Certain insurance coverages

•	401(k) plan

•	Term life insurance

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Executive Compensation Discussion and Analysis” section beginning on page 19.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held by the Named Executive Officers at March 31, 2014 including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Name (a)	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Peter L. Vosotas
Chairman of the Board, Chief Executive Officer and President	55,000 27,500			$0.38 $0.35	3/31/19 4/01/19

Ralph T. Finkenbrink
Senior Vice President, Chief Financial Officer and Secretary	11,000 8,200 38,500			$6.58 $3.60 $3.50	8/31/17 3/19/18 4/01/18

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during Fiscal 2014 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Peter L. Vosotas Chairman of the Board, Chief Executive Officer and President			20,000(1)	$314,600(2)

Ralph T. Finkenbrink Senior Vice President, Chief Financial Officer and Secretary			20,000(3)	$314,600(4)

(1)	Represents performance shares granted under the Equity Plan on May 8, 2012, which shares vested on March 31, 2014.
(2)	The value was determined by multiplying the closing price per Common Share on March 31, 2014 by the number of performance shares that vested.
(3)	Represents restricted shares granted under the Equity Plan on May 9, 2011 and May 8, 2012, April 15, 2010, which shares vested on March 31, 2014.
(4)	The value was determined by multiplying the closing price per Common Share on March 31, 2014 by the number of restricted shares that vested.

Pension Benefits

The Company does not provide pension arrangements or post-retirement health coverage for its executives or employees.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change-in-Control

Employment Agreements

The Company has separate employment agreements with two of its current Named Executive Officers, namely Ralph T. Finkenbrink and Kevin D. Bates. The Company also had in effect an employment agreement with Peter L. Vosotas prior to his retirement as President and Chief Executive Officer of the Company on May 31, 2014. Mr. Finkenbrink’s employment agreement was in effect during Fiscal 2014 and was amended and restated on June 30, 2014. Mr. Bates’ employment agreement was entered into on June 30, 2014. He did not have an employment agreement during Fiscal 2014. The payments to be made to these Named Executive Officers pursuant to such employment agreements in the event of disability or death, involuntary termination without cause and termination following a change in control are described below. These employment agreements are described in greater detail beginning on page 36.

Payments Made Upon Death or Disability

In the event of the termination of employment due to his death or disability, a Named Executive Officer will receive only such compensation and other benefits to which he was entitled under his employment agreement or otherwise as an employee of the Company through the termination date, including payments of base salary through the calendar month in which such termination occurs.

Payments Made Upon Termination Without Cause or Constructive Termination

In the event of the termination of a Named Executive Officer’s employment (i) by the Company other than for cause (as defined in his employment agreement) or (ii) by the Named Executive Officer upon (a) a good faith determination by the Named Executive Officer that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in the Named Executive Officer’s working conditions or status, (c) a significant relocation of the Named Executive Officer’s principal office, or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then the Named Executive Officer will be paid (subject to the Section 280G cap described below), a one-time, lump-sum severance payment equal to two times the sum of (A) the Named Executive Officer’s annual base salary in effect at the time of such termination and (B) the Named Executive Officer’s average annual bonus for the two full calendar years immediately preceding such termination.

A “change of control” is defined in the employment agreements with the Named Executive Officers generally as the occurrence of any of the following:

(i)     any person, entity, or group acting in concert (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company), becomes the beneficial owner of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the combined voting power, on any matters brought to a vote of shareholders, of twenty percent (20%) or more of the then outstanding shares of voting securities of the Company; or

(ii)    the sale, assignment or transfer of assets of the Company or any of its subsidiaries, in a transaction or series of transactions, in which the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, as determined by the Company in accordance with generally accepted accounting principles, of the Company’s assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

(iii)   the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the combined voting power of the voting securities of the Company or the voting securities of the surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

(iv)   the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

(v)    a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreements.

As of the end of Fiscal Year, the definition of “change of control” in Mr. Vosotas’ and Mr. Finkenbrink’s employment agreements also included the commencement of a tender or exchange offer which, if successful, would result in a change of control of the Company. This provision was eliminated in the amendment and restatement of Mr. Finkenbrink’s employment agreement on June 30, 2014, and was not included in Mr. Bates’ employment agreement.

As of the end of Fiscal 2014, the employment agreement of each of Mr. Vosotas and Mr. Finkenbrink provided that, if any severance payment, either alone or when added to any other payment or benefit to which the Named Executive Officer was entitled from the Company, exceeded the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then the severance payment and any other such payment or benefit would be reduced to an amount that would not result in a loss of deduction.

The current employment agreements with Mr. Finkenbrink and Mr. Bates address Section 280G of the Code differently. They provide that, if any severance payment, either alone or when added to any other payment or benefit to which the officer is entitled from the Company, exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G, then the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Long Term Equity Compensation

Equity Plan

Unless the Compensation Committee provides otherwise in any particular award agreement, in the event of a change of control of the Company, awards may be assumed or substitute awards may be made by the Company or its successor that contain similar terms and conditions as the awards issued under the Equity Plan, without participant consent. If awards are assumed or if substitute awards are made, and if the Company or its successor in the change of control transaction terminates a participant within one year following the change of control, then the award will immediately vest on the date of such termination of employment or service, as applicable.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•

At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.

•	All shares of restricted stock will vest in full immediately prior to the date of a change of control.

•

Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the Equity Plan, a “change of control” generally includes any of the following events:

•

A person or group of persons becomes the beneficial owner of 25% or more of the outstanding Common Shares of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;

•

The members of the Board of Directors on April 1, 2007 (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;

•	The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;

•	The consummation of a complete liquidation or dissolution of the Company; or

•

The consummation of a merger or consolidation of the Company with or into any other company in which the Company’s shareholders immediately prior to the merger or consolidation will own less than 50% of the outstanding common shares or voting control of the surviving company.

In the event of termination of a participant’s employment due to death or disability or termination without cause by the Company, all restricted shares granted to such participant shall become fully vested and the restrictions on transferability under the terms of the award shall lapse.

In the event of termination of a participant’s employment due to death, disability or retirement, all options granted to such participant under the Equity Plan shall become fully vested on the date of such termination and shall be exercisable thereafter for a period of thirty days.

In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, performance share awards will be deemed earned immediately upon such termination in an amount equal to the amount that would have been earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of termination of employment.

In all other cases of termination, non-vested equity awards under the Equity Plan will be forfeited.

A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan.”

Employee Plan

In the event of a change in control of the Company, options granted under the Employee Plan will become immediately exercisable in full, unless the Company or its successor in the change in control transaction assumes the options or substitutes substantially equivalent options. In that case, the options will not be immediately exercisable, but will remain exercisable in accordance with their terms.

For purposes of the Employee Plan, a change in control generally includes any of the following events:

•

The Company adopts a plan of reorganization, merger, share exchange or consolidation with one or more other corporations or other entities as a result of which the holders of the Company’s Common Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity;

•	The Company adopts a plan of liquidation or obtains the approval of its dissolution;

•

The Board of Directors approves an agreement providing for the sale or transfer (other than as a security for the Company’s or any subsidiary’s obligations) of substantially all of the assets of the Company; or

•	Any person acquires more than twenty percent (20%) of the Company’s outstanding Common Shares, if such acquisition is not preceded by a prior expression of approval by the Board.

In the event of termination of a participant’s employment due to death, disability or retirement with the consent of the Company, all options granted to such participant under the Employee Plan shall be exercisable for a period of three months (extendable to one year, at the discretion of the Special Committee), but only to the extent such options were exercisable as of the date of such termination.

In all other cases, options terminate immediately upon termination of employment.

Quantification of Termination/Change in Control Payments

The table below reflects the amount of compensation that would have been paid to each of the Named Executive Officers of the Company holding office on March 31, 2014, in the event of his disability or death, involuntary termination without cause or constructive termination, or termination upon a change in control. The amounts assume that such termination was effective as of March 31, 2014 and thus include amounts earned through such time and are estimates of the amounts that would have been paid out upon termination. Mr. Vosotas retired as President and Chief Executive of the Company effective May 31, 2014 and, thus, is no longer entitled to any such compensation. Mr. Finkenbrink became President and Chief Executive Officer of the Company on May 31, 2014, and entered into an amended and restated employment agreement with the Company on June 30, 2014. The amount of compensation currently payable to Mr. Finkenbrink upon the occurrence of any such events is reflected in the second table below.

	Fiscal 2014 Termination/Change of Control Payments

	Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change in Control

Name	Salary & Bonus $	Benefits $	Total $	Salary & Bonus $	Benefits $	Total $	Salary & Bonus $	Benefits $	Total $

Peter L. Vosotas Chairman of the Board, Chief Executive Officer and President	--	--	--	$746,111	--	$746,111	$746,111	--	$746,111

Ralph T. Finkenbrink Senior Vice President, Chief Financial Officer and Secretary	--	--	--	$563,984	--	$563,984	$563,984	--	$563,984

The table below reflects the amount of compensation to be paid to each of the current Named Executive Officers of the Company in the event of his or her disability or death, involuntary termination without cause or constructive termination, or termination upon a change in control. The amounts assume that such termination was effective as of July 1, 2014 (but the value of the accelerated vesting of outstanding unvested restricted stock and stock options was determined using the closing price per Common Share on March 31, 2014) and, thus, are estimates of the amounts that would be paid out upon termination. The actual amounts to be paid out can only be determined at the time of separation from the Company and may be subject to limitations under the Code.

	Fiscal 2015 Termination/Change of Control Payments

	Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change in Control

Name	Salary & Bonus $	Benefits $(1)	Total $	Salary & Bonus $	Benefits $(2)	Total $	Salary & Bonus $	Benefits $(1)	Total $

Ralph T. Finkenbrink President and Chief Executive Officer	--	$369,000	$369,000	$659,792	$369,000	$1,028,792	$659,792	$369,000	$1,028,792

Kevin D. Bates Senior Vice President – Branch Operations	--	$412,082	$412,082	$473,056	$412,082	$885,138	$473,056	$412,082	$885,138

Katie L. MacGillivary Vice President – Finance, Chief Financial Officer and Corporate Secretary	--	$146,240	$146,240	--	$146,240	$146,240	--	$146,240	$146,240

(1)	Consists of the value of the accelerated vesting of outstanding unvested restricted stock and stock options. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2014 by the number of shares of restricted stock that are currently subject to accelerated vesting. The value of the accelerated vesting of unvested stock options was determined by calculating the sum of the differences between the closing price per Common Share on March 31, 2014 and the exercise price for each “in-the-money” option that is currently subject to accelerated vesting.

(2)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2014 by the number of shares of restricted stock that are currently subject to accelerated vesting.

Summary of Employment Agreements With Named Executive Officers

The following section provides information on the employment agreements with two of our current Named Executive Officers noted in the Compensation Discussion and Analysis or in the tables. For the convenience of the reader, we are putting the descriptions of these employment agreements in one location.

On June 30, 2014, the Company entered into an amended and restated employment agreement with Ralph T. Finkenbrink, President and Chief Executive Officer. The agreement currently provides for a minimum base salary of $325,000 and annual performance bonuses as determined by the Compensation Committee. The agreement has an initial term of two years. Thereafter, the agreement automatically renews on June 30 of each year, unless the Company provides to Mr. Finkenbrink, at least sixty days prior to such date, written notification that it intends not to renew this agreement. The current term of Mr. Finkenbrink’s employment agreement will expire on June 30, 2016, unless automatically renewed as described above. Mr. Finkenbrink’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. Mr. Finkenbrink’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Finkenbrink will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

On June 30, 2014, the Company entered into an employment agreement with Kevin D. Bates, Senior Vice President – Branch Operations. The agreement currently provides for a minimum base salary of $225,000 and annual performance bonuses as determined by the Compensation Committee. The agreement has an initial term of two years. Thereafter, the agreement automatically renews on June 30 of each year, unless the Company provides to Mr. Bates, at least sixty days prior to such date, written notification that it intends not to renew this agreement. The current term of Mr. Bates’s employment agreement will expire on June 30, 2016, unless automatically renewed as described above. Mr. Bates’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. Mr. Bates’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Bates will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

The Company had in place a similar employment agreement with Peter L. Vosotas until his retirement as President and Chief Executive Officer of the Company effective May 31, 2014.

Summary of Equity Plan

The Equity Plan was adopted by the Board of Directors of the Company on June 15, 2006, and approved by the shareholders of the Company on August 9, 2006. The purposes of the Equity Plan are:

•	to attract, retain and reward individuals who serve as key employees and non-employee directors of the Board; and

•

to increase shareholder value by offering participants the opportunity to acquire Common Shares or receive monetary payments based on the value of such Common Shares. By providing stock-based awards to the Company’s key employees and non-employee directors, the Board of Directors believes those individuals will be provided an incentive to increase shareholder value.

The Equity Plan:

•	is administered by the Compensation Committee with respect to key employee participants and the Board of Directors with respect to Non-Employee Director participants;

•	permits the grant of stock options (non-qualified or incentive), restricted stock and performance shares;

•	limits the number of awards that the Compensation Committee may grant to any one key employee participant;

•	limits the number of shares that may be granted as restricted stock to 300,000 Common Shares;

•	prohibits discounted stock options from being granted, and prohibits repricing of stock options;

•	requires shareholder approval for certain changes to the Equity Plan’s terms; and

•	reserves 975,000 Common Shares for awards.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended March 31, 2014:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Alton R. Neal	$47,825						$47,825
Scott Fink	$34,200						$34,200
Stephen Bragin	$37,325						$37,325

For the fiscal year ended March 31, 2014, each Director who was not an executive officer of the Company (“Non-Employee Director”) received an annual retainer of $21,000 ($30,000 for the Chair of the Audit Committee), plus $1,000 per Board of Directors meeting or committee meeting attended ($350 if attending telephonically). For the fiscal year ending March 31, 2015, each Director who is a Non-Employee Director receives an annual retainer of $21,000 ($30,000 for the Chair of the Audit Committee), plus $1,000 per Board of Directors meeting or committee meeting attended ($350 if attending telephonically). Directors who are executive officers of the Company receive no additional compensation for service as a member of either the Board of Directors or any committee of the Board.

Prior to August 9, 2006, the Company maintained the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan (the “Director Plan”). The Director Plan was terminated on August 9, 2006, and no new awards will be granted under such plan to Non-Employee Directors, although stock options granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

Effective August 9, 2006, the Company adopted the Equity Plan, under which the Board of Directors may grant awards to any Non-Employee Director. Under the Equity Plan, each Non-Employee Director is currently entitled to receive a grant of options to purchase 5,000 Common Shares upon his or her election or re-election to the Board.

Upon a change in control of the Company, the awards granted to Non-Employee Directors are treated in the same manner as awards made to employees as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than 10% shareholders (collectively for purposes of this paragraph only, “Reporting Persons”) to file reports of their beneficial ownership and changes in beneficial ownership of the Company’s Common Shares with the SEC and furnish copies of such reports to the Company. Based upon a review of copies of the reports filed with the SEC, we believe that no Reporting Person failed to file with the SEC on a timely basis during the fiscal year ended March 31, 2014, any required report relating to transactions involving equity securities of the Company beneficially owned by them, except that: each of Peter L. Vosotas, Ralph T. Finkenbrink and Stephen Bragin filed one late report reporting one transaction on an untimely basis; and each of Alton R. Neal and Scott Fink filed two late reports reporting a total of two transactions on an untimely basis.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No Director or executive officer of the Company, no proposed nominee for election as a Director of the Company, and no associate or affiliate of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s last completed fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since the beginning of the Company’s fiscal year ended March 31, 2014, there have been no transactions with related persons, and there are no currently proposed transactions with related persons, required by applicable SEC rules and regulations to be disclosed hereunder.

Review, Approval, and/or Ratification of Transactions with Related Persons

The Company recognizes that transactions involving related persons can present potential or actual conflicts of interest and create the appearance that the Company’s business decisions are based on considerations other than the best interests of its shareholders. Therefore, in accordance with the terms of its charter, the Audit Committee of the Board will review and approve transactions involving related persons. The policy covers any transaction involving the Company and a related person, and is not limited solely to those transactions involving related persons that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (i.e., transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

General Policy

Transactions involving related persons must be approved, or ratified if pre-approval is not feasible, by the Audit Committee of the Board consisting solely of independent directors, who will approve or ratify the transaction only if they determine that it is in the best interests of the Company’s shareholders. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. The Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	It is the responsibility of management or the affected director or executive officer to bring the matter to the attention of the Audit Committee.

•	Any transaction involving a related person should be presented to the Audit Committee at the next regularly scheduled meeting.

•	All transactions should be pre-approved by the Audit Committee, or if not feasible, ratified by the Audit Committee as promptly as practicable.

•

If a member of the Audit Committee is involved in the transaction, except for purposes of providing material information about the transaction to the Audit Committee, he must be recused from all discussions and decisions about the transaction.

Ongoing transactions involving related persons shall be reviewed by the Audit Committee on an annual basis at the first regularly scheduled meeting of the fiscal year.

Since the beginning of the Company’s last fiscal year, there have been no transactions required to be reported under the applicable SEC rules where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no nominee for election as a director of the Company, no person who has been a director or executive officer of the Company since the commencement of the Company’s last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership or securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in the Company’s proxy statement for its 2015 Annual General Meeting of Shareholders is March 13, 2015. After May 27, 2015, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 is considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for the 2015 Annual General Meeting may exercise discretionary voting power with respect to any such proposal.

OTHER MATTERS

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

Dated this 11th day of July, 2014

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ralph T. Finkenbrink

Chairman of the Board

APPENDIX A

NICHOLAS FINANCIAL, INC.

CHARTER OF THE

AUDIT COMMITTEE

1.	Purpose

The purpose of the Company’s Audit Committee (“Committee”) of Nicholas Financial, Inc. (“Company”) is:

1.1 Assist the Board. To assist the Board of Directors (“Board”) with its responsibilities by:

(a) Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

(b) Monitoring:

(i) the Company’s compliance with legal, risk management and regulatory requirements;

(ii) the independent auditors’ qualifications and independence;

(iii) the Company’s financial reporting process and independent auditors; and

(iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to Company policies and compliance with legal and regulatory requirements.

1.2 Prepare Reports. To prepare any reports that Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement; and

1.3 Other Duties. To perform any other duties described in this Charter.

The Company’s management is ultimately responsible for preparing the Company’s financial statements and its independent auditors are ultimately responsible for auditing those statements. In adopting this Charter, the Board acknowledges that the Committee members are not Company employees and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work or auditing standards. Each Committee member is entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee, and the accuracy and completeness of the financial and other information so provided absent actual knowledge to the contrary.

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2.	Composition

2.1 Membership. The Committee shall be comprised of not fewer than three members of the Board, as shall be determined from time to time by the Board. The Board will appoint Committee members annually (or as necessary to fill vacancies) upon the recommendation of the Nominating/Corporate Governance Committee of the Board. Each member shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. The Board may remove any member of the Committee, with or without cause, by a majority vote of the Board.

2.2 Committee Chair. The Board shall designate the Committee Chair. In the absence of a Chair, the Committee members may designate the Chair by majority vote of the full Committee membership.

2.3 Other Companies’ Audit Committees. No Committee member shall simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that this simultaneous service would not impair his/her ability to effectively serve on the Committee, and the Board discloses this determination in the Company’s annual proxy statement.

2.4 Independence. Each member shall qualify as “independent” under the criteria set forth in any applicable law, regulation and/or listing standard, including those of The Nasdaq Stock Market Inc. (“NASDAQ”) and the SEC. Accordingly, the following persons will not be considered “independent”:

(a) a director who is, or at any time during the past three years was, employed by the Company or by any of its parent or subsidiaries;

(b) a director who accepted or who has a Family Member (as defined by NASDAQ Rule 4200(14)) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $100,000 during any period of twelve consecutive months within the past three years, other than the following: (i) compensation for Board or Board committee service, (ii) payments arising solely from investments in the Company’s securities; (iii) compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company; (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or (v) loans permitted under Section 13(k) of the Securities Exchange Act of 1934.

(c) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

(d) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross

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revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

(e) a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(f) a director who is, or has a Family Member who is, a current partner of the Company’s independent auditors, or was a partner or employee of the Company’s independent auditors who worked on the Company’s audit at any time during any of the past three years.

In addition, to serve as a member of the Committee, no person shall thereafter accept, directly or indirectly (other than in his or her capacity as a member of the Committee, the Board or any other Board committee), any consulting, advisory or other compensatory fee from the Company or its subsidiaries, except for fees associated with the receipt of fixed amounts of compensation under a retirement plan for prior service with the Company.

2.5 Audit Committee Financial Expert. The Board shall appoint at least one member to the Committee who, in the Board’s business judgment, has accounting or related financial management expertise. This member will be an “Audit Committee Financial Expert” as that term may be defined from time to time by the SEC and demonstrates “financial sophistication” as defined in NASDAQ Rule 4350(d)(2)(A).

2.6 Financial Literacy. All Committee members shall be financially literate, being able to read and understand fundamental financial statements, or must become financially literate within a reasonable period of time after his/her appointment to the Committee.

2.7 No Involvement with Past Financial Statements. No Committee member shall have participated in the preparation of the Company’s financial statements, or those of any current subsidiary, at any time during the previous three years.

2.8 Subcommittees. The Committee may, by resolution passed by a majority of its members, designate one or more subcommittees, each subcommittee to consist of one or more Committee members. Any such subcommittee to the extent provided in the Committee’s resolutions and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee subject to the terms of its appointment. The Committee will name each subcommittee. Each subcommittee shall keep regular minutes of its meetings and report them to the Committee when required.

3.	Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee secretary shall maintain minutes of meetings and activities of the Committee in

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accordance with British Columbia law and the Company’s Articles, as may be amended and/or restated. Each regularly scheduled session shall conclude with an executive session of the Committee absent members of management and on those terms as the Committee may elect.

4.	Responsibilities and Authority

The Audit Committee shall have the following responsibilities and authority:

4.1 Engage Independent Auditors. Annually, the Committee shall be directly responsible for the appointment, compensation, retention (subject to shareholder ratification, if that ratification is required) and supervision of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors shall audit the consolidated financial statements of the Company and the consolidated financial statements of selected subsidiaries for the fiscal year for which it is appointed and report directly to the Committee.

4.2 Limits on Engagement. Except as otherwise stated in this Charter, the firm serving as the Company’s independent auditors may not be retained to provide non-audit related services to the Company or any of its subsidiaries. This also applies to non-audit related services received by the Company’s subsidiaries from other accounting firms serving as their independent auditors. If non-audit related services for a project can reasonably be provided only by the independent auditors due to expertise that is exclusive to that firm or for any other reason that the Committee deems necessary, and provided that the engagement for such non-audit related services is in compliance with all applicable legal and regulatory requirements promulgated by the SEC and NASDAQ, the Committee must specifically approve such arrangements before the independent auditors may be engaged to provide such service. Notwithstanding the foregoing, the independent auditors for the Company are prohibited from providing the following non-audit services to the Company or any of its subsidiaries:

(a) Bookkeeping or other services related to the accounting records or financial statements of the Company or any of its subsidiaries;

(b) Financial information systems design and implementation;

(c) Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d) Actuarial services;

(e) Internal audit outsourcing services;

(f) Management functions or human resources;

(g) Broker or dealer, investment advisor or investment banking services;

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(h) Legal services and expert services unrelated to the audit; and

(i) Any other services that the Public Accounting Oversight Board determines, by regulation, is impermissible.

The Committee must, with sole authority, pre-approve all terms and fees for audit services, audit-related services, tax services and other services to be performed for the Company by the independent auditors, subject to de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, that is not considered part of the annual audit and, to the extent required by applicable law, any non-audit service.

4.3 Review Performance of Non-Audit Services. In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditors’ performance of any non-audit services is compatible with the external auditors’ independence.

4.4 Establish Hiring Policies. The Committee shall establish clear hiring policies for employees or former employees of the Company’s independent auditors.

4.5 Review Independent Auditor’s Work. At least annually, and more often if required, the Committee shall meet with and obtain and review a formal written statement of the independent auditors to review the conduct and results of each audit and review of the Company’s financial statements, to discuss the matters in Statement of Accounting Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended by SAS 89 and 90, and any other communications required to be discussed with the Committee pursuant to applicable laws and regulations, including:

(a) the independent auditors’ internal quality control procedures;

(b) any material issues raised by the most recent internal quality control review or peer review of the independent auditors’ firm, or by any publicly disclosed inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors’ firm, and the steps taken to deal with those issues; and

(c) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1, in order to assess the independent auditors’ independence.

4.6 Review Auditing Decisions. Discuss with management and the independent auditors, and receive a report of the independent auditors, regarding the following:

(a) conclusions and recommendations on the adequacy of the internal controls of the Company, together with the responses of management, including the status of previous audit recommendations;

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(b) reasoning in accepting or questioning sensitive accounting estimates by management;

(c) reasoning in not recognizing material audit adjustments proposed by the independent auditors;

(d) judgments about the quality and appropriateness (not just the acceptability) of the Company’s critical accounting principles used, including the degree of aggressiveness or conservatism in the application of such principles in its financial reporting;

(e) views as to the adequacy and clarity of disclosures in the Company’s financial statements in relation to generally accepted accounting principles;

(f) views of how the use of generally acceptable alternatives to critical accounting and tax principles, disclosure practices and valuation policies, preferred by the independent auditors, would have affected the financial statements;

(g) conclusions regarding any serious disagreements, difficulties or disputes with management encountered during the course of the audit;

(h) any significant risks to which the Company is, or might be, exposed and the steps management has taken to minimize such risks;

(i) any significant changes to the audit plan;

(j) other matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards;

(k) material written communications to the management of the Company such as any management letter or schedules of unrecognized audit adjustments; and

(l) non-audit services provided by the Company’s independent accountants to the Company’s affiliated investment advisor, if any, or any advisor affiliate that provides ongoing services to the Company, which services were not pre-approved by the Committee (and consideration by the Committee of whether the performance of such services is compatible with maintaining the independent accountant’s independence).

4.7 Evaluate Auditors. After reviewing the foregoing report, the Committee shall evaluate the independent auditors’ qualifications, performance and independence, which shall include the review and evaluation of the lead partner of the independent auditors. In making its evaluation, the Committee shall take into account the opinions of management. The Committee shall present its conclusions with respect to the independent auditors to the Board.

4.8 Ensure Required Rotation. The Committee shall ensure the regular rotation of the lead audit partner and concurring partner every five (5) years and consider whether it would be appropriate to implement a regular rotation of the independent auditors’ firm.

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4.9 Meet With Auditors. The Committee shall also meet periodically with the independent auditors in separate executive sessions to discuss any other matters or communications required under applicable laws, or which they or the Committee deem advisable or appropriate to discuss.

4.10 Financial Statements. The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the SEC.

4.11 Review Effect of Changes on Financials. The Committee, as a whole or through its Chair, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management and the independent auditors prior to filing of the Company’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

4.12 Review Management Disclosures. The Committee shall review disclosures made to the Committee by the Company’s chief executive officer (“CEO”) and chief financial officer during their certification process for Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.13 Meet With Management Regarding Audit. In connection with its review of the Company’s financial statements, the Committee shall review and discuss not only with the independent auditors but also with management the matters relating to the conduct of the audit required to be discussed by SAS Nos. 61, 89 and 90 (Communications with Audit Committees), as they may be modified or supplemented.

4.14 Review Audit Process. The Committee shall review with the independent auditors any audit problems or difficulties and management’s responses to them.

4.15 Pass on Financial Statements. Based on its review and discussions with management and the independent auditors, the Committee shall recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

4.16 Review Press Releases on Financial Topics. Although the Committee shall not be required to pre-approve or discuss in advance each earnings release or each instance in which the Company may provide earnings guidance, the Committee shall review and discuss press releases related to the Company’s earnings, as well as financial information and earnings guidance provided to financial analysts and rating agencies.

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4.17 Meet With Interested Parties. The Committee shall meet separately, on a periodic basis, with management and the independent auditors.

4.18 Review and Approval of Related-Party Transactions. The Committee shall review and approve all transactions with related-parties (as defined by applicable rules and regulations of NASDAQ and the SEC).

4.19 Review Internal Controls. The Committee shall periodically review with management the adequacy of the Company’s internal controls, including the Company’s computerized information system controls and security. The Committee shall discuss with the independent auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of the audit.

4.20 Review Expenses. The Committee shall consider and review directors’, officers’ and management’s Company-funded expenses.

4.21 Review Risk Management. The Committee shall discuss generally the Company’s policies with respect to risk assessment and risk management.

4.22 Review Adherence to Corporate Policies. Periodically, the Committee shall meet with the appropriate members of management to review adherence to corporate policies and review processes relating to training, monitoring and reporting of policy compliance. The Committee shall also periodically review the Company’s policies and procedures regarding compliance with the Company’s Employee Code of Business Conduct and the Company’s Employee Conflicts-of-Interest Policy.

4.23 Establish Complaint Procedures. The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

4.24 Sponsor Educational Programs. The Committee may cause on-going educational programs related to appropriate financial and accounting practices to be made available to Committee members.

4.25 Report to Board. The Committee shall communicate to the Board any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of any internal audit function.

4.26 Prepare SEC Mandated Report. The Committee shall prepare the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.

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4.27 Report to Board Regarding Committee Activities. The Committee shall report regularly to the Board concerning its activities.

4.28 Perform a Self-Evaluation. The Committee shall conduct an annual performance evaluation of the Committee and an annual assessment of the adequacy of this Charter.

4.29 Keep Minutes of Meetings. The Committee shall ensure the minutes of each meeting be kept and filed with the minutes of the Company.

4.30 Review of Charter. The Committee shall review this Charter at least annually, and recommend to the Board any necessary or advisable amendments.

4.31 Other Actions. The Committee shall perform any other activities consistent with this Charter, the Company’s Articles and governing law, as the Committee or the Board reasonably deems necessary.

5.	Authority to Retain and Terminate Advisors

5.1 Legal Counsel. In the course of its duties, the Committee shall have the authority, at the Company’s expense, to retain, replace and terminate independent legal counsel and other advisors, as it deems necessary to carry out its duties.

5.2 Independent Auditors. The Committee shall have the sole authority to appoint, compensate, retain (subject to shareholder ratification, if that ratification is required) and supervise the work of any registered public accounting firm engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

5.3 Payment of Professionals. The Committee shall determine the appropriate funding to be provided by the Company for payment of:

(a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(b) compensation to any counsel or advisors employed by the Committee; and

(c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

6.	Amendment

The Board may amend or repeal this Charter and any of its provisions.

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7.	Interpretations

All references in this Charter to a statute or regulation shall include any then-current amendments of the statute or regulation, any successor statute or regulation and, in the case of a statute, any rules and regulations promulgated in connection with that statute. The references to the CEO assume that he or she will also be the Company’s Chairman of the Board. If different people hold these offices, all references to the CEO will be construed to mean the CEO and the Chairman individually. “President” shall be substituted for each reference in this to “CEO” if the office of CEO is vacant. References to Sections mean sections in this Charter.

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APPENDIX B

NICHOLAS FINANCIAL, INC.

CHARTER OF THE

COMPENSATION COMMITTEE

1.	Purpose

The purposes of the Compensation Committee (“Committee”) of Nicholas Financial, Inc. (“Company”) are:

1.1 To discharge the responsibilities of the Board of Directors (“Board”) as specified in this Charter relating to compensation of certain of the Company’s key employees, including the chief executive officer (“CEO”) and other proxy-named executive officers;

1.2 To review and endorse a compensation philosophy that supports competitive pay for performance and is consistent with the Company’s corporate strategy;

1.3 To assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company’s key employees and non-employee directors and those of its affiliates, to administer those plans in order to attract, retain and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies and growth in shareholder value;

1.4 To discharge the Board’s responsibilities relating to compensation of the Company’s executives, and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or information statement or in the Company’s Annual Report on Form 10-K, in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”); and

1.5 To perform the other duties and responsibilities stated in and consistent with this Charter.

2.	Composition

2.1 Number of Committee Members. The Committee shall be comprised of not fewer than two members of the Board, as the Board shall determine. The Board will appoint the Committee members annually (or as necessary to fill vacancies) upon the recommendation of the Board’s Nominating/Corporate Governance Committee.

2.2 Term. Each member shall serve until his or her successor is duly elected and qualified or until that member’s earlier death, resignation or removal. The Board may remove any Committee member, with or without cause, by a majority vote of the Board.

2.3 Chair of the Committee. The Board shall designate the Chair of the Committee. In the absence of such Chair, the Committee’s members may designate the Chair by majority vote of the full Committee membership.

2.4 Independence. Each Committee member shall qualify (a) as “independent” as defined by any applicable law, regulation and/or listing standard; (b) as an “outside director” as that term is defined in section 162(m) of the Internal Revenue Code of 1986; and (c) as a “non-employee director” as that term is defined in section 16 of the Securities Exchange Act of 1934.

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3.	Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each of which shall consist of one or more Committee members. Any such subcommittee shall have and may exercise all the powers and authority of the Committee, to the extent provided in the Committee’s resolutions and to the extent not limited by applicable law or listing standard. Each subcommittee will be named in the Committee resolution by which it is created. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or when required.

4.	Meetings

The Committee shall meet at least annually, or more frequently as circumstances dictate. The Committee secretary shall maintain minutes or other records of its meetings and activities in accordance with Michigan law and the Company’s Bylaws, as may be amended and/or restated. Each regularly scheduled session shall conclude with an executive session of the Committee absent members of management and on those terms as the Committee may elect.

5.	Responsibilities and Authority

The Committee shall have the following responsibilities and authority:

5.1 Executive and Board Compensation. With regard to executive and Board compensation, the Committee shall:

(a) Establish a process to obtain an evaluation from all independent directors of the CEO’s performance;

(b) Review and recommend to the Board corporate goals and objectives relevant to the CEO’s compensation;

(c) Evaluate the CEO’s performance in light of these goals and objectives at least annually and communicate the results to the CEO and the Board;

(d) Either as a committee or together with the other independent directors (as directed by the Board), determine and approve, during deliberations at which the CEO is not present, the CEO’s compensation level based on the evaluation in (c) above (including annual salary, bonus, stock options and other direct and indirect benefits);

(e) In determining the long-term incentive component of the CEO’s compensation, consider, among other items, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers of comparable companies and the compensation provided to the Company’s CEO and other executive officers in the past;

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(f) Review and recommend to the Board the compensation, including with respect to incentive compensation and equity-based plans, of the Company’s executive officers;

(g) Review new executive compensation programs;

(h) Monitor executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

(i) Establish and periodically review policies for the administration of executive compensation programs;

(j) Modify, as necessary, any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance or not comparable to programs of peer businesses;

(k) Review the impact of change-in-control, spin-offs, etc., on compensation plans; and

(l) Make recommendations to the Board regarding the compensation of the Chairman of the Board, if the Chairman is not the CEO, and regarding changes in Board compensation, including cash and equity-based retainers and meeting fees for regular Board meetings and Committee meetings. In discharging this duty, the Committee shall be guided by three goals: (1) compensation should fairly pay directors for work required in a company of the Company’s size and scope; (2) compensation should align the directors’ interests with the long-term interests of shareholders; and (3) the structure of the compensation should be simple, transparent and easy for shareholders to understand.

5.2 Executive and Director Compensation Plans. With regard to executive and director compensation plans, the Committee shall:

(a) Administer the Company’s executive compensation plans, including equity incentive, stock option and other non-qualified deferred compensation plans, in accordance with those plan’s terms;

(b) Recommend incentive-based compensation plans and policies and equity-based plans and policies to the Board;

(c) Provide the necessary approval to qualify for exemptions as may be established by the SEC under Section 16 of the Securities Exchange Act of 1934;

(d) Provide the necessary determinations in connection with executive compensation to qualify for tax deductions in excess of limitations under Section 162(m) of the Internal Revenue Code; and

(e) Have sole authority, at the Company’s expense, to engage and terminate consulting firms to advise the Committee with respect to executive compensation matters, as the Committee deems advisable, including the sole authority to approve the firm’s fees and other retention terms.

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5.3 Guiding Principles. In discharging these duties, the Committee shall be guided by the following principles:

(a) The Board has delegated authority to this Committee to decide the compensation of the Company’s CEO and to recommend compensation of the Company’s executive officers pursuant to this Charter; and

(b) The compensation, including with respect to incentive compensation and equity-based plans, of all other officers and executives other than those under paragraph (a) above will continue to be determined by the CEO in a manner that is consistent with this Charter, subject to review of the Board.

5.4 Annual Report. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or information statement or in the Company’s Annual Report on Form 10-K, in accordance with applicable SEC rules and regulations.

5.5 Other Duties. The Committee shall perform such other activities and functions related to executive compensation as the Board may assign to it, including preparing reports or other disclosure required with respect to the Committee by any applicable SEC proxy or other rules or any applicable listing standards.

5.6 Regular Reports to the Board. The Committee shall report regularly to the Board concerning its activities. Discussion of CEO compensation among the members of the Committee and the Board is not precluded under this Charter.

5.7 Self-Evaluation. The Committee shall conduct an annual performance evaluation of the Committee.

5.8 Minutes. The Committee shall ensure that the minutes of each of its meetings be kept and filed with the Company’s minutes.

6.	Authority To Retain And Terminate Advisors

In the course of its duties, the Committee shall have the authority, at the Company’s expense, to retain, replace and terminate independent legal counsel and other advisors, as it deems necessary to carry out its duties.

7.	Amendment

The Board may amend or repeal this Charter and any provision it contains

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8.	Interpretations

All references in this Charter to a statute or regulation shall include any then-current amendments of the statute or regulation, any successor statute or regulation and, in the case of a statute, any rules and regulations promulgated in connection with that statute. The references to the CEO assume that he or she will also be the Company’s Chairman of the Board. If different people hold these offices, all references to the CEO will be construed to mean the CEO and the Chairman individually. “President” shall be substituted for each reference in this to “CEO” if the office of CEO is vacant. References to Sections mean sections of this Charter.

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APPENDIX C

NICHOLAS FINANCIAL, INC.

CHARTER OF THE

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

1.	Purpose

The purpose of the Nominating/Corporate Governance Committee (the “Committee”) of Nicholas Financial, Inc. (the “Company”) is:

1.1 To develop and recommend to the Board of Directors (the “Board”) the corporate governance principles applicable to the Company;

1.2 To identify and select individuals qualified to become Board members in a manner that is consistent with criteria approved by the Board;

1.3 To recommend that the Board select the Director nominees for the next annual meeting of shareholders; and

1.4 To oversee the evaluation of the Board and management.

2.	Composition

The Committee shall be comprised of not fewer than two members of the Board, as shall be determined from time to time by the Board. The members of the Committee shall be appointed by the Board annually (or as necessary to fill vacancies) upon the recommendation of the Nominating/Corporate Governance Committee of the Board. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier death, resignation or removal. The Board may remove any member of the Committee, with or without cause, by a majority vote of the Board.

The Chair of the Committee shall be designated by the Board. In the absence of such Chair, the members of the Committee may designate the Chair by majority vote of the full Committee membership.

Each member shall qualify as “independent” as defined by any applicable law, regulation and/or listing standard.

3.	Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or when required.

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4.	Meetings

The Committee shall meet at least annually, or more frequently as circumstances dictate. The secretary of the Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with the British Columbia (Canada) Business Corporations Act and the Company’s Articles, as may be amended and/or restated. Each regularly scheduled session shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect.

5.	Responsibilities And Authority

The Committee shall have the following responsibilities and authority:

5.1 Corporate Governance Principles

(a) The Committee shall refer to the Corporate Governance Policies in making the recommendations and determinations required of it under this Charter.

(b) The Committee shall review the Corporate Governance Policies and each Board committee charter annually, and make recommendations to the Board regarding any amendments thereto.

(c) The Committee shall review, on an on-going basis, all related-party transactions required to be disclosed pursuant to Securities and Exchange Commission (“SEC”) Regulation S-K, Item 404 for potential conflicts of interest and approve all such transactions.

5.2 Board and Committee Membership

(a) At least annually, the Committee shall assess the size and composition of the Board in light of the operating requirements of the Company and the current makeup of the Board.

(b) The Committee shall develop membership qualifications for the Board and all Board committees. Any assessment of a prospective Board or committee candidate should include, at a minimum, issues of diversity, age, background and training, business or administrative experience and skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. In addition, the Committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of the Board or applicable Committee at the point in time.

(c) The Committee shall assist the Board with defining specific criteria for Director independence and committee membership in a manner that is consistent with the Corporate Governance Policies and making any necessary independence determination for committee membership. Notwithstanding the foregoing, it shall be the responsibility of the full Board to make any required independent determination as to members of this Committee.

(d) The Committee shall make recommendations to the Board regarding membership on committees, taking into account (i) a prospective candidate’s independence, (ii)

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the qualifications set forth in Section 2 above, (iii) the needs of each committee, (iv) the desires of individual Directors, (v) the suggestions of the Chief Executive Officer (“CEO”)1 and the Chairman, if the Chairman is not the CEO, and (vi) other applicable requirements the rules and regulations of The Nasdaq Stock Exchange Market, Inc. (“NASDAQ”) and the SEC.

(e) The Committee shall monitor compliance with the Board and Board committee membership criteria, including on-going compliance with respect to Director independence requirements. Notwithstanding the foregoing, it shall be the responsibility of the full Board to monitor compliance with membership criteria and independence with respect to members of this Committee.

(f) The Committee shall coordinate and assist management and the Board in recruiting new members to the Board. Annually, the Committee shall make recommendations for the nomination of director candidates based on the criteria set forth herein and the evolving needs of the Company.

(g) The Committee shall investigate and consider suggestions for candidates for membership on the Board, including shareholder nominations for the Board. The Committee will give due consideration to all written shareholder nominations that are (i) submitted in writing to the Committee, in care of the Corporate Secretary of the Company, (ii) received at least 120 days before the publication of the Company’s annual proxy statement from a shareholder or group of shareholders owning 5% or more of the voting stock for at least one year, and (iii) accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on the Board. The Committee may request additional information regarding any prospective candidate as it deems necessary.

(h) In consultation with the CEO, the Chairman and the full Board, the Committee shall search for, recruit, screen, interview and recommend prospective Directors, as required, to provide an appropriate balance of knowledge, experience and culpability on the Board. The Committee shall be guided by this Charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting Director candidates. So long as shareholders nominating Director candidates shall have complied with the procedural requirements set forth herein, the Committee shall apply the same criteria and employ substantially similar procedures for evaluating shareholder nominees for the Board as it would for evaluating any other Board nominee.

(i) The Committee shall undertake the responsibilities delegated to the Committee as set forth in the Corporate Governance Policies.

(j) The Committee shall have sole authority, at the Company’s expense, to retain and terminate any search firm to be used to identify Director candidates, including sole authority to approve the search firm’s fees and other retention terms.

[1]	“President” shall be substituted for each reference in this Charter to “CEO” if the office of CEO is vacant for any reason.

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5.3 Evaluation

(a) The Committee shall report to the Board regarding its activities.

(b) The Committee shall conduct an annual performance evaluation of the Committee and facilitate and oversee the Board of Directors’ annual self-evaluation.

(c) At least annually, the Committee shall facilitate and oversee the evaluation of management, and evaluate the quality, sufficiency and currency of information furnished by management to the Directors in connection with Board and committee meetings and other activities of the Directors.

(d) The Committee shall ensure the minutes of the meeting be kept and filed with the minutes of the Company.

6.	Authority To Retain And Terminate Advisors

In the course of its duties, the Committee shall have the authority, at the Company’s expense, to retain, replace and terminate independent legal counsel and other advisors, as it deems necessary to carry out its duties.

7.	Amendment

This Charter and any provision contained herein may be amended or repealed by the Board.

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8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
NICQ 000001
SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X CANADA	Security Class Holder Account Number C9999999999	COMMON I N D

Fold

Form of Proxy - Annual General Meeting to be held on Tuesday, August 12, 2014

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.	Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 AM EDT, on Friday, August 8, 2014.

VOTE USING THE INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Go to the following web site:
www.investorvote.com
• Smartphone?
Scan the QR code to vote now.

If you vote by the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose to vote using the Internet.

To vote by the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

NICQ_PRX_191249/000001/000001/i

+	SAM SAMPLE	C9999999999		+
		IND	C02

Appointment of Proxyholder
I/We, being holder(s) of Nicholas Financial, Inc. hereby appoint: Ralph T. Finkenbrink, President and Chief Executive Officer of the Company, or failing him, Katie MacGillivary, Chief Financial Officer of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Tuesday, August 12, 2014 at 10:00 AM EDT, and at any adjournment or postponement thereof

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Ralph T. Finkenbrink	☐	☐	02. Kevin D. Bates	☐	☐	03. Stephen Bragin	☐	☐

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	For	Withhold
2. Appointment of Auditors	☐	☐
To ratify the appointment of Dixon Hughes PLLC as the Company’s Independent Auditors for the fiscal year ending March 31, 2015.

	For	Against	Abstain
3. Advisory Vote on Compensation of Named Executive Officers	☐	☐	☐
To approve the compensation of the Company’s named Executive Officers.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
NICQ 000002
SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X AUSTRALIA	Security Class Holder Account Number C9999999999	COMMON I N D

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Form of Proxy - Annual General Meeting to be held on Tuesday, August 12, 2014

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.	Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 AM EDT, on Friday, August 8, 2014.

VOTE USING THE INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Go to the following web site:
www.investorvote.com
•	Smartphone?
Scan the QR code to vote now.

If you vote by the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose to vote using the Internet.

To vote by the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

NICQ_PRX_191249/000002/000002/i

+	SAM SAMPLE	C9999999999		+
		IND	C02

Appointment of Proxyholder
I/We, being holder(s) of Nicholas Financial, Inc. hereby appoint: Ralph T. Finkenbrink, President and Chief Executive Officer of the Company, or failing him, Katie MacGillivary, Chief Financial Officer of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Tuesday, August 12, 2014 at 10:00 AM EDT, and at any adjournment or postponement thereof

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Ralph T. Finkenbrink	☐	☐	02. Kevin D. Bates	☐	☐	03. Stephen Bragin	☐	☐

Fold

	For	Withhold
2. Appointment of Auditors	☐	☐
To ratify the appointment of Dixon Hughes PLLC as the Company’s Independent Auditors for the fiscal year ending March 31, 2015.

	For	Against	Abstain
3. Advisory Vote on Compensation of Named Executive Officers	☐	☐	☐
To approve the compensation of the Company’s named Executive Officers.

Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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